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                                                                  EXHIBIT 4.1(n)


       [LETTERHEAD OF THE CIT GROUP/BUSINESS CREDIT, INC. APPEARS HERE]


                                           January 8, 1996


Oshman's Sporting Goods, Inc.
2302 Maxwell Lane
Houston, Texas 77223

Gentlemen:

Reference is made to the Financing Agreement dated August 31, 1992, (as amended or otherwise modified from time to time, the "Financing Agreement") among J.S. Oshman and Co., Inc., Oshman Sporting Goods Co., Alabama, Oshman Sporting Goods Co., Arizona, Oshman Sporting Goods Co., Arkansas, Oshman Sporting Goods Co., California, Oshman Sporting Goods Co., Florida, Oshman Sporting Goods Co., Georgia, Oshman Sporting Goods Co., Hawaii, Oshman Sporting Goods Co., Kansas, Oshman Sporting Goods Co., Louisiana, Oshman Sporting Goods Co., Minnesota, Oshman Sporting Goods Co., Missouri, Oshman Sporting Goods Co., Nevada, Oshman Sporting Goods Co., New Jersey, Oshman Sporting Goods Co., New Mexico, Oshman Sporting Goods Co., New York, Oshman Sporting Goods Co., Ohio, Oshman Sporting Goods Co., Oklahoma, Oshman Sporting Goods Co., Oregon, Oshman Sporting Goods Co., South Carolina, Oshman Sporting Goods Co., Tennessee, Oshman Sporting Goods Co., Texas, Oshman Sporting Goods Co., Washington, Oshman's Ski Skool, Inc., Oshman's Sporting Goods, Inc. - Services (collectively the "Companies"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CITBC"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

Pursuant to mutual understanding, paragraph 20 of Section 6 of the Financing Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following in lieu thereof:

        "Each Company shall conduct or cause to be conducted, an actual physical count of its Inventory as follows:

        (i) not less than twice in any calendar year for all warehouses and "megastores" (i.e., all stores having a tradename of "Oshman's Supersports" or "Supersports U.S.A."); and

        (ii) not less than once in any calendar year for all traditional stores (i.e. all stores other than the stores described in the foregoing subparagraph (i)."

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Except as otherwise provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.


                                                Very truly yours,

                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                            /s/ Pamela Wozniak
                                        By ____________________________
                                           Title: Assistant Secretary


Read and Agreed to:

J.S. OSHMAN AND CO.,INC.
OSHMAN SPORTING GOODS CO, ALABAMA
OSHMAN SPORTING GOODS CO, ARIZONA
OSHMAN SPORTING GOODS CO, ARKANSAS
OSHMAN SPORTING GOODS CO, CALIFORNIA
OSHMAN SPORTING GOODS CO, FLORIDA
OSHMAN SPORTING GOODS CO, GEORGIA
OSHMAN SPORTING GOODS CO, HAWAII
OSHMAN SPORTING GOODS CO, KANSAS
OSHMAN SPORTING GOODS CO, LOUISIANA
OSHMAN SPORTING GOODS CO, MINNESOTA
OSHMAN SPORTING GOODS CO, MISSOURI
OSHMAN SPORTING GOODS CO, NEVADA
OSHMAN SPORTING GOODS CO, NEW JERSEY
OSHMAN SPORTING GOODS CO, NEW MEXICO
OSHMAN SPORTING GOODS CO, NEW YORK
OSHMAN SPORTING GOODS CO, OHIO
OSHMAN SPORTING GOODS CO, OKLAHOMA
OSHMAN SPORTING GOODS CO, OREGON
OSHMAN SPORTING GOODS CO, SOUTH CAROLINA
OSHMAN SPORTING GOODS CO, TENNESSEE
OSHMAN SPORTING GOODS CO, TEXAS
OSHMAN SPORTING GOODS CO, WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN SPORTING GOODS, INC. - SERVICES


    /s/ A. Lynn Boerner
By ________________________________
    Title: Vice President and
           Chief Accounting Officer